                                                                   EXHIBIT 10.22


                                 SUBSCRIPTION
                                 ------------
                                   AGREEMENT
                                   ---------


                            GREENVER, S.A. DE C.V.,

                  INVERNADEROS LA PEQUENA JOYA, S.A. DE C.V.,

                      CERTAIN INDIVIDUALS AS SHAREHOLDERS

                      COLORADO GREENHOUSE HOLDINGS, INC.

                                      and

                         GRUPO BATIZ CGH, S.A. DE C.V.


                              dated May 12, 1998

                               TABLE OF CONTENTS
                               -----------------

Section                                                                     Page
-------                                                                     ----


                               TABLE OF EXHIBITS
                               -----------------

Exhibit A     -Bylaws of Grupo Batiz CGH, S.A. de C.V.
Exhibit B     -Disclosure Schedule
Exhibit C     -Marketing Agreement
Exhibit D     -Form of Opinion of Company Counsel
Exhibit E     -Form of Employment Agreement
Exhibit F     -Audited Financial Statements for the fiscal year of ended December 31, 1997
Exhibit G     -Shareholders Agreement
Attachment 1  -Description and list of Shareholders
Attachment 2  -Description of the Shares

                            SUBSCRIPTION AGREEMENT
                            ----------------------

     This Subscription Agreement (the "Agreement") is made and entered into as of the 12th day of May 1998, by and between GREENVER S.A. DE C.V. ("Greenver"), INVERNADEROS LA PEQUENA JOYA, S.A. DE C.V. ("Invernaderos"), each a corporation ("sociedad anonima de capital variable") organized and existing under the laws of the United Mexican States ("Mexico") (Greenver and Invernaderos are sometimes referred to together as the "Company"), with their principal office at Ignacio Allende y Aquiles Serdan streets s/n 2 (degrees) Piso, Col. Centro, La Paz, Baja California Sur C.P. 23000, Mexico, the persons who are currently the shareholders of each Company identified on Attachment "1" hereto (the "Shareholders"), COLORADO GREENHOUSE HOLDINGS, INC., a Delaware corporation ("CGH"), with its principal office at 6811 Weld County Road 31, Ft. Lupton, Colorado 80621, and GRUPO BATIZ CGH, S.A. DE C.V., a recently incorporated corporation organized and existing under the laws of Mexico ("Investor").

                                   RECITALS

     A. Subject to the terms and conditions of the Shareholders Agreement (as such term is defined below), the parties thereto agreed, among other things, to the incorporation the Investor whereby CGH will directly own at least 25% of the capital stock of Investor ("Investor's Shares"), at least 1.80% of the capital stock of Invernaderos and at least 2.62% of the capital stock of Greenver. Pursuant to the Shareholders Agreement and in accordance to the terms and conditions of this Subscription Agreement, Investor will own approximately 90% of the capital stock of Greenver and approximately 93% of Invernaderos.

     B. Subject to the terms and conditions of this Agreement, the Shareholders and the Company will authorized the issuance and sale of a total of shares which are more fully described in Attachment "2" hereto (the "Shares") of each Company and Investor.

     C. Pursuant to certain Letter Agreement dated April 14, 1998, entered into by CGH and Greenver, CGH granted a bridge loan to Greenver in an amount of US$1,000,000 as guaranteed by that certain Guaranty Agreement (the "Bridge Loan"). The parties hereto recognize and agree for the benefit of CGH that such amount will be credited to the subscription price to be paid by CGH for the Investor's Shares and the Shares as provided herein.

     D. CGH directly and indirectly and the Investor directly desire to subscribe and pay in full for the Shares, pursuant to the terms and conditions contained herein.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants, agreements, conditions, representations, and warranties contained in this Agreement, the Company, the Shareholders, CGH and Investor hereby agree as follows:

1.   DEFINITIONS
     -----------

     1.1  Defined Terms.  As used in this Agreement, and unless the context
          -------------
requires a different meaning, the following terms shall have the meanings indicated:

     "Affiliate" means, with respect to any specified Person, any Person that, directly or indirectly, Controls, is controlled by, or is under common Control with, such specified Person, whether by contract, through one or more intermediaries, or otherwise.

     "Audit Date" means December 31, 1997.

     "Balance Sheet Date" means March 31, 1998.

     "Board of Directors" means the Board of Directors of the Company and Investor, as applicable.

     "Bylaws" means the bylaws of the Company and Investor to be approved and authorized by each Company's and Investor's Extraordinary Shareholders Meeting, substantially in the forms attached hereto as EXHIBIT A, as the same may be amended from time to time.

     "Business Days" means all days other than Saturday or Sunday or any day on which banking institutions in Denver, Colorado or Mexico City, Mexico are authorized or obligated by law to close.

     "Common Stock" means (i) the common stock of the Company; (ii) any other capital stock of the Company into which such common stock is converted, exchanged, reclassified or reconstituted; (iii) any warrants or options exercisable for any of the foregoing; and (iv) any right to receive any of the foregoing other than upon conversion of any security convertible into any of the foregoing.

     "Company's Line of Business" means the current line of business of the Company and its Affiliates, any line of business that is related thereto and any line of business that involves the production and distribution of greenhouse-grown tomatoes, other greenhouse produce or related food products and ancillary services.

     "Control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as EXHIBIT B.

     "Environmental Laws" means any and all present and future laws (whether common or statutory), compacts, treaties, conventions or rules, regulations, codes, plans, requirements, criteria, standards, orders, decrees, judgments, injunctions, notices or demand letters issued, promulgated or entered thereunder by any applicable federal, tribal, state or local governmental entity in Mexico relating to public or employee health and safety, pollution or protection of the environment, and any and all other foreign, federal, state, tribal and local laws, rules, regulations and orders relating to reclamation of land, wetlands and waterways or relating to use, storage, emissions, discharges, clean-up, release or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or Hazardous Substances on or into the workplace or the environment (including without limitation, ambient air, oceans, waterways, wetlands, surface water, ground water (tributary and non-tributary), land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic, hazardous or similar substances, as all of the foregoing may be amended, supplemented or reauthorized from time to time.

     "Financial Statements" means (i) the audited balance sheet of the Company as of the Audit Date, together with the statement of operations, statement of shareholders' equity and statement of cash flows for the fiscal year then ended, accompanied by the report of an independent accountant; and (ii) the unaudited balance sheet of the Company as of the Balance Sheet Date, together with the statement of operations, unaudited statement of shareholders' equity, and unaudited statement of cash flows of the Company for the three months then-ended, both monthly and annual.

     "GAAP" means generally accepted accounting principles in effect from time to time, consistently applied in Mexico."

     "Hazardous Substances" means (i) any pollutant, contaminate or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any Environmental Law; (ii) any radioactive material; and (iii) asbestos in any form or condition.

     "Indebtedness" means, as to any Person: (a) all obligations, whether or not contingent, of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person representing the balance of deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such

Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all Indebtedness of any other Person referred to in clauses (a) through (f) above, guaranteed, directly or indirectly, by that Person.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever (excluding preferred stock or equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

     "Material Adverse Effect" means any adverse change in the assets, business, property, operations or financial condition of the Company or Investor, as applicable.

     "Marketing Agreements" means the Marketing Agreements attached hereto as EXHIBIT C.

     "Person" means any natural person, incorporated entity, limited or general partnership, business trust, association, joint venture, limited liability company, agency (government or private), division, political sovereign, or subdivision or instrumentality, or any other entity of any kind, and any successor, by merger or otherwise, of such entity.

     "Related Agreements" means the Bylaws, the Shareholders Agreement, the Marketing Agreements and the Employment Agreements.

     "Shareholders Agreement" means the Shareholders Agreement attached hereto as EXHIBIT G.

     "US GAAP" means generally accepted accounting principles in effect from time to time, consistently applied in the United States of America."

     1.2  Other Defined Terms.  The following terms shall have the meanings
          -------------------
specified in the Sections set forth below:

          Term                                 Section
          ----                                 -------
          Closing Date                         2.3

          Closing                              2.1
          Employment Agreements                5.15
          Material Contracts                   3.13
          Proprietary Information              3.21

     1.3  Knowledge Standard.  When used herein, the phrase "to the knowledge
          ------------------
of" any Person, "to the best knowledge of" any Person or any similar phrase shall mean, (i) with respect to any individual, the actual knowledge of such Person (ii) with respect to any corporation, the actual knowledge of officers and directors, or Persons acting in similar capacities, of such corporation and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry, (iii) with respect to any limited liability company, the actual knowledge of the members and the officers and directors of members, or Persons acting in similar capacities, of such entity and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry, and (iv) with respect to a partnership, the actual knowledge of the officers and directors of the general partner of such partnership and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry. When used herein, the phrase "to the knowledge of the Company," "to the best knowledge of the Company" or any similar phrase shall mean "to the best knowledge of the Company or and each Affiliate" using the standards set forth in the previous sentence. If such phrase refers to Investor, Investor shall be substituted for the Company in the previous sentence.


2.   ISSUANCE, SUBSCRIPTION AND PAYMENT OF THE SHARES
     ------------------------------------------------

     2.1  Issuance and Subscription.  Subject to all the terms and conditions of
          -------------------------
this Agreement and in reliance on the representations and warranties hereafter set forth, at the closing described below (the "Closing"), (i) each Company and the Shareholders agree to issue the Shares and the Investor agrees to subscribe and pay a total subscription amount for the Shares of $32,703,000.00 Mex. Cy., which Shares, when issued, shall represent approximately 90% of the capital stock of Greenver and approximately 93% of the capital stock of Invernaderos, both on a fully diluted basis, and (ii) Investor agrees to issue the Investor's Shares and to cause each Company to issue 1.80% of the Shares of Invernaderos and 2.62% of the Shares of Greenver (together, the "CGH Shares"), and CGH agrees to subscribe for and pay a total subscription amount for the Investor's Share and the CGH Shares of US$4,000,000, which Investor's Shares, when issued, shall represent 25% of the capital stock of Investors.

     2.2. Authorization.  At the Closing, the Company and the Shareholders will
          -------------
have authorized the issuance of the Shares to be subscribed and paid for by Investor and CGH, and Investor shall have authorized the Investor's Shares to be subscribed and paid for by CGH. All Shares shall have the rights, preferences, privileges and restrictions set forth in the Bylaws.

     2.3  Closing; Delivery.  The Closing shall take place on May 12, 1998 (the
          -----------------
"Closing Date") at the offices located at 4379 La Jolla Drive Suite 610, San Diego,

California 92122, 12:00 local time, or at such other time or place as the Company, the Shareholders and CGH may mutually agree. At the Closing, each Company shall deliver to Investor and CGH and shall cause Investor to deliver to CGH share certificates registered in Investors and CGH's name, representing the Shares and Investor's Shares subscribed and paid hereunder and the Investor and CGH shall deliver to each Company, and CGH shall deliver to Investor, the applicable subscription price in immediately available funds.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS
     ------------------------------------------------------------------

     As a material inducement to CGH and Investor to enter into this Agreement, the Company and the Shareholders make the following representations and warranties to Investor for the benefit of CGH, and Investor makes certain of the following representation and warranties to CGH, subject only to such disclosures and exceptions as set forth in the Disclosure Schedule.

     3.1  Organization, Standing, and Qualification of Each Company.  Each of
          ---------------------------------------------------------
the Company and Investor is duly organized and validly existing under the laws of Mexico. Each of the Company and Investor has all necessary corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Related Agreements, to issue and sell the Shares and Investor's Shares, as applicable, and to carry out the provisions of this Agreement and the Related Agreements, and to carry on its business as now owned and operated by it. Each of the Company and Investor is duly qualified to do business as a foreign corporation in all jurisdictions, both nationally and internationally, in which failure to so qualify would have or constitute a Materially Adverse Effect.

     3.2  Capitalization.  (a)  As of the date of and taking into account the
          --------------
transactions occurring by or at the Closing, the authorized capital stock of Greenver consists of 3,946 shares of Common Stock, $1,000 Mex. Cy. par value per share. Immediately after the Closing, the outstanding capital stock of Greenver shall be 50,262 shares of Common Stock divided in Series A Class I and Class II and Series B Class I and Class II as provided in the Bylaws. A schedule listing all Shareholders and the number of shares of capital stock held of record by each such Shareholder, and a listing of all outstanding options and warrants and any other obligation of Greenver to issue capital stock or securities convertible into capital stock of Greenver is set forth on Item 3.1 of the Disclosure Schedule. Such schedule is complete and accurate as of the Closing Date. Except as set forth on Item 3.1 of the Disclosure Schedule, and taking into account the transactions occurring by or at the Closing Date, there are no outstanding rights, subscriptions, options, warrants, conversion privileges, preemptive rights, or other agreements or commitments obligating Greenver to issue or transfer any additional equity securities.

          (b) As of the date of and taking into account the transactions occurring by or at the Closing, the authorized capital stock of Invernaderos consists of 668 shares of

Common Stock, $1,000 Mex. Cy. par value per share. Immediately after the Closing, the outstanding capital stock of Invernaderos shall be 12,818 shares of Common Stock divided in Series A Class I and Class II and Series B Class I and Class II as provided in the Bylaws. A schedule listing all Shareholders and the number of shares of capital stock held of record by each such Shareholder, and a listing of all outstanding options and warrants and any other obligation of Invernaderos to issue capital stock or securities convertible into capital stock of Invernaderos is set forth on Item 3.1 of the Disclosure Schedule. Such schedule is complete and accurate as of the Closing Date. Except as set forth on
Item 3.1 of the Disclosure Schedule, and taking into account the transactions occurring by or at the Closing Date, there are no outstanding rights, subscriptions, options, warrants, conversion privileges, preemptive rights, or other agreements or commitments obligating Invernaderos to issue or transfer any additional equity securities.

          (c) As of the date of and taking into account the transaction occurring by or at the closing, the authorized capital stock of Investor consists of 100 shares of Common Stock, $1,000 Mex. Cy. par value per share. Immediately after the Closing, the outstanding capital stock of Investor shall be 32,703 shares of Common Stock divided in Series A Class I and Class II and Series B Class I and Class II. A schedule listing all Shareholders and the number of shares of capital stock held of record by each such Shareholder, and a listing of all outstanding options and warrants and any other obligation of Investor to issue capital stock or securities convertible into capital stock of Investor is set forth on Item 3.1 of the Disclosure Schedule. Such schedule is complete and accurate as of the Closing Date. Except as set forth on Item 3.1 of the Disclosure Schedule, and taking into account the transactions occurring by or at the Closing Date, there are no outstanding rights, subscriptions, options, warrants, conversion privileges, preemptive rights, or other agreements or commitments obligating Investor to issue or transfer any additional equity securities.

     3.3  Validity of Stock.  The Shares and Investor's Shares, when issued and
          -----------------
delivered by each Company and Investors, as applicable, in accordance with the terms of this Agreement, as well as all prior issuances of each Company's capital stock, shall be (or have been) duly authorized, validly issued, fully paid, and non-assessable and free of any liens or encumbrances.

     3.4  Authorization; Enforceability.  All corporate action on the part of
          -----------------------------
each Company and Investor necessary for (i) the authorization, execution, delivery, and performance of all the obligations of each Company under this Agreement and the Related Agreements, and the consummation of the transactions contemplated herein and thereunder, and (ii) the authorization, issuance, execution, and delivery of the Shares and Investor's Shares to be issued by each Company or Investor, as applicable, hereunder has been taken. This Agreement and the Related Agreements constitute valid and binding obligations of Investor, each Company and the Shareholders, enforceable against each Investor, each Company and the Shareholders in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and to general equitable principles.

     3.5  Affiliates.  Except for the Mexican corporation Forestal San Angel,
          ----------
S.A. de C.V., the Company does not own, directly or indirectly, any interest or investment (whether debt or equity) in any corporation, partnership, business, trust, or other entity, is not a party to any agreement related thereto and does not have any Affiliates.

     3.6  Financial Statements.  Greenver has provided to CGH and Investor the
          --------------------
Financial Statements prior to the Closing Date. The Financial Statements have been prepared in accordance with GAAP throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements present fairly the financial condition and operating results of Greenver as of the dates, and for the periods indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, neither Company has any liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business after the Balance Sheet Date, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not or would not constitute a Material Adverse Effect. Neither Company is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. Neither Company knows of any information or fact which has or would have a Material Adverse Effect which has not been disclosed to CGH and Investor. Each Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. Greenver and the Shareholders represent that attached hereto to Exhibit F is a complete, correct and true copy of the Company's audited Financial Statements as of the Audit Date and the unaudited Financial Statements as of the Balance Sheet Date.

     3.7  Conduct of Business in the Ordinary Course.  Since the Balance Sheet
          ------------------------------------------
Date, and excluding the transactions contemplated in this Agreement and the Related Agreements, there has not been any of the following which is or may individually or in the aggregate constitute or result in a Material Adverse
Effect:

          (a) any change in the assets, liabilities, financial condition, or operating results of either Company from that reflected in the Financial Statements, other than changes in the ordinary course of business;

          (b) any damage, destruction or loss, whether or not covered by insurance of the business of either Company (as such business is presently conducted and as it is presently proposed to be conducted);

          (c) any waiver or compromise by either Company of a valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by either Company, except in the ordinary course of business (as such business is presently conducted and as it is presently proposed to be conducted);

          (e) any change to a Material Contract or arrangement by which either Company or any of its assets is bound or subject;

          (f) any change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

          (g) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets, or other intangible assets;

          (h) any resignation or termination of employment of any key officer of either Company; and each Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

          (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of either Company;

          (j) any mortgage, pledge, transfer of a security interest in, or lien, created by either Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (k) any loans or guarantees made by either Company to or for the benefit of its employees, shareholders, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

          (l) any declaration, setting aside, or payment of any dividend or other distribution of either Company's assets in respect of any of such Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by either Company;

          (m) to the best of each Company's knowledge, any other event or condition of any nature or character; or

          (n) any agreement or commitment by either Company to do any of the things described in this Section 3.7.

     3.8  Absence of Undisclosed Liabilities.  To the knowledge of Investor and
          ----------------------------------
each Company, such entity has no liabilities or obligations (fixed or contingent, including any material tax liabilities due or to become due) that are not reflected or provided for in the Financial Statements which is or may individually or in the aggregate constitute or result in a Material Adverse Effect

     3.9  Tax Returns and Audits.  The Company and the Shareholders, as the case
          ----------------------
may be, have timely filed all applicable federal, state, county, local and foreign tax returns and reports within the times and in the manner prescribed by law and has paid (or made adequate provision in the Financial Statements for) all taxes shown due on such returns, as well as all other assessments and penalties that have become due and payable in Mexico or any other jurisdiction. The Company's federal income and other tax returns have not been audited by any competent Mexican authority and no notice of audit has been received. To the Company's knowledge, the provisions for taxes in the Financial Statements are adequate for any and all federal, state, county, local and foreign taxes for the period ending on the Balance Sheet Date and for all prior periods, whether or not disputed. The Company and the Shareholders have not received notice of any disputes, deficiency assessments, liens on the assets of the Company for taxes due and not timely paid, or proposed adjustments to taxes payable by the Company in Mexico or in any other jurisdiction.

     3.10 Assets.  Each Company has good and, with respect to real property,
          ------
marketable, title to all of its real and personal property, including all assets reflected on the balance sheets included in the Financial Statements or acquired by either Company since the Balance Sheet Date, all of which are in good operating condition and free and clear of material restrictions on or conditions to transfer or assignment, and free and clear of all liens, claims, mortgages, pledges, charges, equities, easements, rights of way, covenants, conditions, security interests, encumbrances, or restrictions, except for liens for current taxes or materialmen not yet due and payable or being contested in good faith. Set forth on Item 3.2 of the Disclosure Schedule is a correct and complete list of all real property owned by the Company, a list of each item of personal property having a market value in excess of US$2,000, and a list (including the amount of annual rents called for and a summary description of the leased property) of all leases under which the Company is a lessee. The properties and leases listed on Item 3.2 of the Disclosure Schedule are sufficient for the conduct of each Company's business as now being and presently planned to be conducted. Each Company holds a valid leasehold interest in all leases listed on Item 3.2 of the Disclosure Schedule, free of any liens, claims, or encumbrances granted by the Company and, except as set forth on Item 3.2 of the Disclosure Schedule, is not in default under any such lease. Each Company enjoys peaceful and undisturbed possession of all premises owned by it, or leased to it from others, and does not occupy any real property in violation of any law, regulations, or decree.

     3.11 Insurance Policies.  The Company has in full force and effect (i)
          ------------------
adequate insurance policies to protect its assets and businesses covering property damage by fire, business interruption or other casualty, sufficient in amount to allow it to replace any of its properties damaged or destroyed; (ii) insurance policies to protect against all liabilities, claims, and risks against which it is customary in amounts customary for companies similarly situated with the Company. Item 3.3 of the Disclosure Schedule accurately summarizes all of the insurance policies of the Company in effect as of each Closing Date, copies of which have been provided previously to CGH and Investor, and indicates each insurer's name, policy and expiration date, amount and type of coverage and premiums and deductibles.

     3.12  Bylaws.  Each Company is not currently in violation of any provision
           ------
of its Bylaws, as in effect on each Closing Date. There is no default or event that, with notice or lapse of time, or both, would conflict with or constitute a breach of the Bylaws.

     3.13  Material Contracts. Except as set forth on Item 3.4 of the Disclosure
           ------------------
Schedule, none of Investor or either Company has, nor is it bound by, any contract, agreement, lease, commitment, or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than US$10,000, and do not extend for more than one year beyond the date hereof; (ii) sales contracts entered into in the ordinary course of business; and (iii) contracts terminable at will by Investor or either Company on no more than 30 days' notice without cost or liability to Investor or either Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts, contracts with labor unions, license agreements and any other agreements relating to the Company's acquisition or disposition of patent, copyright, trade secret or other proprietary rights or technology (other than standard end-user license agreements) shall not be considered to be contracts entered into in the ordinary course of business. Every contract disclosed on
Item 3.4 of the Disclosure Schedule (collectively, the "Material Contracts") is a legal, valid and binding obligation, enforceable in accordance with its terms with respect to the Company and any other parties bound thereby, and true and complete copies of all Material Contracts have been provided to CGH and Investor. Investor nor either Company is not, nor has it given or been given notice that any other party is, currently in breach of any of the terms of any Material Contract. There is no default or event that, with notice or lapse of time, or both, would conflict with or constitute a breach of any Material Contract or would result in the creation or imposition of any lien or encumbrance on Investor or either Company or any of Investor's or either Company's property. Neither Investor nor either Company has received notice that any party to any Material Contract intends to cancel, amend or terminate any such agreement.

     3.14  Litigation. There are no actions, suits, or legal, administrative, or
           ----------
other proceedings or investigations pending or, to the best of Investor's or the Company's knowledge, threatened before any court, agency, or other tribunal to which Investor or the Company is a party or against or affecting any of the property, assets, businesses, or financial condition of Investor or the Company. None of Investor or either Company is in default with respect to any order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency, or instrumentality to which it is a party.

     3.15  Related Transactions.  Except as set forth on Item 3.5 of the
           --------------------
Disclosure Schedule, there are no obligations of Investor or either Company to its officers, directors, shareholders or employees of Investor or the Company other than (a) for payment of salary for services rendered; (b) reimbursement for reasonable expenses incurred on behalf of Investor or the Company; and (c) for other standard employee benefits made generally available to all employees. Except as set forth on Item 3.5 of the Disclosure Schedule, none of the officers, directors or shareholders of Investor or the Company, or any members of their immediate families, are indebted to Investor or the Company or have any direct or indirect ownership interest in any firm or corporation with which Investor or the Company has a business relationship, or any firm or corporation which competes with the Investor or Company, except that officers, directors and/or shareholders of Investor or the Company may own stock in publicly traded companies may compete with Investor or the Company. Except as set forth on Item 3.5 of the Disclosure Schedule, (i) no officer, director or shareholder, or any member of their immediate families, is interested, directly or indirectly, in any Material Contract with Investor or the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of Investor or the Company) and (ii) none of Investor or either Company neither pays or is obligated to pay for expenses (including debt service, rent or operating costs) of assets that are not used in Investor's or the Company's business. Except as may be disclosed in the Financial Statements, none of Investor or either Company is a guarantor or indemnitor of any indebtedness of any other Person.

     3.16  Agreement Will Not Cause Breach or Violation. The consummation of the
           --------------------------------------------
transactions contemplated by this Agreement and the Related Agreements (including the issuance and sale of the Shares) will not result in any violation of or constitute a default or an event that, with notice or lapse of time, or both, would conflict with or constitute a breach or default of the Bylaws of the Company or Investor, or of any Material Contract or any material provision of local, state, federal or foreign law, rule or regulation and will not result in the creation or imposition of any lien or encumbrance on any of Investor's or the Company's property or on the Shares or Investor's Shares.

     3.17  Governmental Approvals/Third Party Consents. All consents, approvals,
           -------------------------------------------
or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal, state or local governmental authority, and all consents, approvals or authorizations of any third party required in connection with the execution of this Agreement, the Related Agreements and the performance of the transactions contemplated hereby (including the issuance and sale of the Shares) have been obtained by Investor or the Company. Each of Investor and the Company has, or has rights to acquire, all licenses, permits, and other similar authority necessary for the conduct of its business as now being conducted by it and as planned to be conducted, the lack of which could cause a Materially Adverse Effect on the Company, and it is not in default in any material respect under any of such licenses, permits or other similar authority.

     3.18  Registration Rights. None of Investor or either Company is under any
           -------------------
obligation to register with any securities authority any of its presently outstanding shares representing its capital stock pursuant to Mexican law.

     3.19  Environmental Matters.  Each of Investor and the Company is in
           ---------------------
compliance in all material respects with all Environmental Laws and, to its knowledge, no material expenditures are or will be required in order to comply with any Environmental Law. Each of Investor and the Company is not in violation of any of its environmental permits required under any Environment Law. Neither Investor nor the Company has knowingly handled, stored or released, or exposed any person to, any Hazardous Substances. Each of Investor and the Company is not, and has no knowledge that it will be in the future, liable or responsible for clean-up costs, remedial work or damages in connection with the handling, storage, release, or exposure by Investor or the Company of any Hazardous Substances. To Investor's or the Company's knowledge, no claims for clean-up costs, remedial work or damages have been made by any person or entity in connection with the handling, storage, release, or exposure by Investor or the Company of any Hazardous Substances, or in connection with any Environmental Law.

     3.20  Bankruptcy.  Neither Investor or the Company has admitted in writing
           ----------
ts inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other law or statute of Mexico or any other jurisdiction.

     3.21  Intellectual Property.
           ---------------------

           (a) Neither Investor, the Company nor the Shareholders own rights to any intellectual property or hold or control any proprietary information.

           (b) There is no pending or threatened claim or litigation against Investor, the Company or the Shareholders relating to any proprietary information.

           (c) There is no pending or threatened claim or litigation against Investor, the Company or the Shareholders asserting the infringement or other violation of any intellectual property rights of any third party or past or current employee of Investor or the Company.

           (d) Except as may be set forth on Item 3.5 of the Disclosure Schedule, no shareholder, director, officer or employee of Investor or the Company has any right, title or interest in or to any proprietary information.

     3.22  Issuance Taxes.  All taxes imposed by law in connection with the
           --------------
issuance, sale and delivery of the Shares will have been fully paid, and all laws imposing such taxes shall have been fully complied with, as of each Closing Date.

     3.23  Employees and Consultants.  Except as set forth on Item 3.5 of the
           -------------------------
Disclosure Schedule and excluding the transactions contemplated by this Agreement and the Related Agreements, neither Investor nor the Company has entered into any arrangement with any present or former employee that will result in any obligation of Investor or the Company to make any payment to such employee upon termination. Item 3.5 of the Disclosure Schedule identifies each director and named executive officer (which includes all officers and the next 10 highest paid employees) of Investor and the Company, such officer's starting date of employment and current annual salary (including in such salary, the value of all non cash perquisites such as cars and lodging). True and complete copies of all written employment agreements with the key executive officers of Investor and the Company listed on Item 3.5 of the Disclosure Schedule have been delivered to CGH and Investor prior to the Closing Date. To Investor or the Company's knowledge, no employee of or consultant to Investor or the Company is in material violation of any term of any employment contract or any other contract or agreement relating to the relationship of any such employee or consultant with Investor or the Company. Neither Investor nor the Company has not received notice that any executive officer intends to terminate his employment with Investor or the Company, nor does Investor or the Company have any present intention to terminate the employment of any executive officer. To Investor's or the Company's knowledge, none of its employees are obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his/her reasonable diligence to promote the interests of Investor or the Company or that would conflict with Investor's or the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of Investor or the Company's business by the employees of Investor or the Company, nor the conduct of the Company's business as proposed, will, to Investor's or the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is obligated, which conflict, breach, or default would be Material Adverse Effect on Investor or the Company. Each or Investor and the Company has complied and is in no breach of labor laws, specifically in respect of provisions related to child labor.
Item 3.5 of the Disclosure Schedule contains a true, correct and complete list of officers and employees of Investor and the Company and their salaries and compensations valid as of the date hereof.

     3.24  Employee Benefits Matters.  Neither Investor nor the Company
           -------------------------
maintains or contributes to any plan or arrangement that constitutes an employee pension benefit plan that individually or in the aggregate results in a Material Adverse Effect.

     3.25  Compliance with Laws.  (a)  Each of Investor and the Company has
           --------------------
complied with and is in compliance in all material respects with all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, judgments, orders and decrees applicable to it and its assets, business and operations, and (b) each of Investor and the Company has not received written notice of any claim of default under or violation of any statute, law, ordinance, regulation, rule, judgment, order or decree except for any such noncompliance or claim of default or violation, if any, which in the aggregate do not and will not have a Material Adverse Effect on Investor or the Company.

     3.26 Brokers.  All negotiations relating to this Agreement and the
          -------
transactions contemplated hereby have been carried on by Investors, the Company and the Shareholders directly with CGH and without the intervention of any person on behalf of Investors, the Company or the Shareholders, and in such manner as not to give rise to any valid claim against any of the parties for a finder's fee, brokerage commission or like payment.

     3.27 Accuracy of Information Furnished.  This Agreement, the Related
          ---------------------------------
Agreements, the Disclosure Schedule, the Financial Statements, as well as any exhibit, certificate, written statement, material or information furnished by or on behalf of Investor and the Company pursuant hereto or in connection with the transactions contemplated hereby to CGH, do not contain any untrue statement of a material fact or omit to state any material fact that is necessary to make the statements contained herein or therein not misleading. Further, there is no fact known to the Company or the Shareholders that the Company or the Shareholders have not disclosed to CGH and Investor in writing, which has a Material Adverse Effect on the Company, or insofar as the Company can reasonably foresee, will have a Material Adverse Effect on the Company, or the ability of the Company to perform its obligations under this Agreement, the Related Agreements, or any document contemplated thereby.


4.   REPRESENTATIONS AND WARRANTIES OF CGH
     -------------------------------------

     CGH represents and warrants to Investor, the Company and the Shareholders that is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. All action on CGH's part required for the lawful execution and delivery of this Agreement and the Related Agreements has been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of CGH, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) general principles of equity that restrict the availability of equitable remedies.


5.   CONDITIONS TO CGH'S OBLIGATIONS AT CLOSING
     ------------------------------------------

     The obligation of CGH to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction on or before the Closing Date of the following conditions:

     5.1  Representations and Warranties.  All representations and warranties of
          ------------------------------
Investor, the Company and the Shareholders herein or in any exhibit or certificate delivered hereunder shall be true and correct as of the date hereof, and as of the Closing Date, with the same force and effect as if made on and as of such Closing Date, subject to such disclosures and exceptions as may be specifically described in the Disclosure Schedule.

     5.2  Performance.  All covenants, obligations and conditions required by
          -----------
the terms of this Agreement to be performed or complied with by Investor, the Company and the Shareholders at or before the Closing Date shall have been duly and properly performed.

     5.3  Approval of Documentation.  All corporate and other proceedings in
          -------------------------
connection with the transactions contemplated by this Agreement and the form and substance of all documents delivered hereunder shall be reasonably satisfactory to CGH and to its counsel.

     5.4  Consents.  All necessary agreements and consents of any third parties
          --------
(including those listed on the Disclosure Schedule) to the consummation of the transactions contemplated by this Agreement shall have been obtained by Investor and the Company and delivered to CGH.

     5.5  Approvals.  All necessary approvals or authorizations of any
          ---------
governmental authority of Mexico or of any state therein or of any foreign governmental authority that are required in connection with the execution and performance of this Agreement, including the issuance and sale of the Shares, shall have been obtained and shall be effective as of the Closing Date.

     5.6  Closing Certificates.  Each Company, Investor and the Shareholders
          --------------------
shall have delivered to CGH a certificate executed by the President of Investor and each Company and each Shareholder certifying to such matters as CGH may reasonably request, including that the representations and warranties of the Company and the Shareholders in the Agreement are true and correct on and as of the Closing Date, and that the conditions set forth in this Section 5 to be satisfied by the Company have been satisfied on and as of the Closing Date.

     5.7  Sole Manager's Certificates.  CGH shall have received a certificate
          ---------------------------
from each Company, dated as of the Closing Date and signed by the Sole Manager of each Company, certifying that the attached copies of the bylaws of each Company, and resolutions of the Board of Directors approving this Agreement, the Related Agreements and the transactions contemplated thereby, are all true, complete and correct and remain unamended and in full force and effect.

     5.8  No Material Adverse Effect.  Since the Balance Sheet Date, (i) there
          --------------------------
shall have been no Material Adverse Effect on the Company, and (ii) there shall be no fact known to the Company or that the Company can reasonably foresee that has not been disclosed to CGH and/ Investor, which will or would be reasonably likely to have a Material Adverse Effect on the Company.

     5.9  Certain Waivers.  Each holder of the shares of the capital stock of
          ---------------
the Company (or any other party who may possess such rights) shall have waived any and all preemptive rights, rights of first refusal, "tag along" rights, rights of co-sale and any similar rights with respect to the issuance of the Shares contemplated hereby.

     5.10 No Judgment or Order That Would be a Material Adverse Effect.  There
          ------------------------------------------------------------
shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any federal, state or local governmental authority or any condition imposed under any law, rule, regulation or order to which the Company, its assets, operations, or business is subject that, in the reasonable judgment of CGH or Investor, would (i) prohibit the purchase of the Shares or the consummation of the other transactions contemplated hereunder, (ii) subject CGH or Investor to any penalty if the Shares were to be purchased hereunder,
(iii) question the validity or legality of the transactions contemplated hereby, or (iv) be reasonably expected to have a Materially Adversely Effect on the value of the capital stock of the Company, the Shares or the financial condition of the Company.

     5.11 Opinion of Counsel.  CGH shall have received an opinion of Mr. Manuel
          ------------------
Diaz Salazar counsel to the Company, in the form attached hereto as EXHIBIT D, dated as of the Closing Date.

     5.12 Shareholders Meetings. The Shareholders shall have caused the Company
          ----------------------
on or before the Closing Date to hold a General Extraordinary and Ordinary Shareholders Meeting of each of Greenver and of Invernaderos, resolving among, other things, (i) the authorization of the Bylaws; (ii) the appointment of Mr. James R. Rinella as a member of each Board of Directors or; (iii) approval of financial statements for 1997; and (iv) the issuance of the Shares and the increase of the capital stock of Greenver and of Invernaderos and the delivery of the corresponding stock certificates to Investor and CGH.

     5.13 Corporate Records. The Company and the Shareholders have caused the
          ------------------
registration of the subscription of the Shares by CGH and Investor in the corporate records of such Company such as the stock registry book.

     5.14 Shareholders Agreements; Marketing Agreement.  The Company, CGH and
          --------------------------------------------
the other parties thereto shall have executed and delivered the Shareholders Agreement and the Marketing Agreements on or before the Closing Date.

     5.15 Employment Agreements.  Each of Jorge Guillermo Batiz Guillen, Raul
          ---------------------
Batiz Guillen, Hector Cuen Lopez, Eduardo Cuen Lopez, Yaron Giras, and Alvaro Calderon Medina shall have executed and delivered Employment Agreements, in substantially the same form as is attached hereto as EXHIBIT E on or before the Closing Date.

     5.16 Board of Director Resolutions.  All resolutions required by the Board
          -----------------------------
of Directors pertaining to this Agreement and the Related Agreements shall have been delivered to CGH and Investor on or before the Closing Date, and approved by them.

     5.17 CGH Review.  CGH shall have completed its due diligence review of, and
          ----------
shall be satisfied with its conclusions regarding, Investor's and the Company's business, operations, financial condition and projections on or before the Closing Date.


6.   CONDITIONS TO THE COMPANY'S AND SHAREHOLDERS' OBLIGATIONS AT CLOSING
     --------------------------------------------------------------------

     The obligation of the Company and the Shareholders to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction on or before the Closing Date of the following conditions by CGH and/or Investor:

     6.1  Representations and Warranties.  All representations and warranties of
          ------------------------------
CGH herein shall be true and correct as of the Closing Date.

     6.2  Performance.  All obligations and conditions required by the terms of
          -----------
this Agreement to be performed or complied with by CGH and/or Investor on or before the Closing Date shall have been duly and properly performed.

     6.3  Approval of Documentation.  All proceedings in connection with the
          -------------------------
transaction contemplated by this Agreement and the form and substance of all documents shall be reasonably satisfactory to the Company and to its counsel on or before the Closing Date.

     6.4  Consents.  All necessary agreements and consents of any parties to the
          --------
consummation of the transactions contemplated by this Agreement or otherwise pertaining to the matters covered by it shall have been obtained by CGH and/or Investor and delivered to the Company on or before the Closing Date.

     6.5  Approvals.  All necessary approvals or authorizations of any
          ---------
governmental authority of any foreign state, the United States or of any state therein that is required in connection with the execution and performance of this Agreement shall have been obtained and shall be effective as of the Closing Date.

     6.6  Termination of Bridge Loan.  The Bridge Loan shall be terminated and
          --------------------------
there will be no personal responsibility or guarantee from any of the Shareholders.

     6.7  Shareholders Agreements; Marketing Agreement.  The Company, CGH and
          -----------------------  -------------------
the other parties thereto shall have executed and delivered the Shareholders Agreement and the Marketing Agreements on or before the Closing Date.


7.   COVENANTS OF THE COMPANY FOR THE PERIOD FOLLOWING CLOSING
     ---------------------------------------------------------

     The Company, Investor and the Shareholders covenant to CGH for its benefit as follows:

     7.1  Use of Proceeds.  The Company and Investor shall use all proceeds from
          ---------------
the subscription of the Investor Shares and the Shares by CGH and Investor, as the case may be, pursuant to the this Agreement and the Related Agreements shall be used (i) to provide capital for the construction of 30 hectares of new greenhouse facilities, (ii) to provide the related working capital associated with the operation of such greenhouses and (iii) up to a US$2,000,000 credit in favor of the shareholders of record of the Company immediately preceding the Closing Date; provided, however, that prior to the use of proceeds specified in
              --------  -------
subsection (iii) above, the Company either must (y) complete construction of the 30 hectares of new greenhouse facilities to the satisfaction of CGH, or (z) arrange for a refinancing of the Company's existing indebtedness on terms mutually satisfactory to the Company, Investor and CGH.

     7.2  Maintenance of Corporate Status.  Each of the Company and Investor
          -------------------------------
shall maintain its corporate existence in good standing under the laws of its jurisdiction of organization and any other states or jurisdictions in which its failure to qualify as a foreign corporation would have a material adverse effect on its operations or financial condition.

     7.3  Compliance with Governing Documents.  Each of the Company and Investor
          -----------------------------------
shall comply in all material respects with its Bylaws or other governing documents.

     7.4  Compliance with Laws, Licenses and Permits; No Infringement.  The
          -----------------------------------------------------------
Company and Investor shall comply with all applicable federal, state, local, foreign and other laws, regulations and ordinances, and with all applicable federal, state, local and foreign governmental licenses and permits necessary for conducting its business, except to the extent that any noncompliance would not have a material adverse effect upon the Company or the Investor. The Company and Investor shall not knowingly engage in any activities that infringe upon the intellectual property rights of any other person, corporation, partnership or other entity which could have a material adverse effect upon the Company or the Investor.

     7.5  Discharge of Obligations.  The Company and Investor shall pay and
          ------------------------
discharge all taxes, assessments, and governmental charges lawfully levied or imposed upon it (in each case before they become delinquent and before penalties accrue), all lawful claims for labor, materials, supplies and rents, and all other debts and liabilities that if unpaid would, by law, be a lien or charge upon any of the asserts or properties of the Company and Investor or lead to suspension of the business of the Company or the Investor (except to the extent contested in good faith by the Company or Investor and for which adequate reserves are established).

     7.6  Maintenance of Properties.  The Company and Investor shall maintain
          -------------------------
all real and personal property used in the business of the Company in good operating condition, and shall make all repairs, renewals, replacements, additions and improvements to those properties as are necessary or appropriate in the ordinary course of business.

     7.7  Insurance.  The Company and Investor shall maintain in full force and
          ---------
effect (a) adequate insurance policies to protect its assets and businesses covering property damage by fire, business interruption or other casualty, sufficient in amount to allow it to replace any of its properties damaged or destroyed, and (b) insurance policies to protect against all liabilities, claims, and risks against which it is customary in amounts customary for companies similarly situated with the Company.

     7.8  Books and Records.  The Company and Investor shall keep proper books
          -----------------
of records and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP. The Company and Investor shall provide CGH with access to all such books and records and allow CGH to make copies and abstracts thereof at reasonable times.

     7.9  Stock Redemptions.  The Company and Investor shall not apply any of
          -----------------
its assets for the redemption, retirement, purchase or acquisition of any shares of any series or class of stock of the Company or Investor, except as provided in the Related Agreements or the Bylaws.

     7.10 Further Assurances.  Each of the Company, Investor and the
          ------------------
Shareholders, as the case may be, at its expense, will execute and deliver promptly to CGH upon request all such other and further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and will make any recordings, file any notices, and obtain any consents as may be necessary or appropriate in connection therewith.

     7.11 Notices.  The Company and Investor, as the case may be, shall give
          -------
written notice to each member of the Board of Directors of:

          (a) any (i) default or event of default under any Material Contract of the Company or the Investor; (ii) initiation or resolution of any material dispute, litigation, investigation, or proceeding which may exist at any time between the Company or the Investor and any private third party or governmental authority; (iii) any default or breach of the terms of this Agreement or any of the Related Agreements by the Company or the Investor; (iv) any event which would render any of the representations, warranties and covenants of the Company and the Investor contained herein to be untrue; and (v) any other matter that has resulted in a Material Adverse Effect in the condition of the Company or the Investor, whether financial or otherwise.

          (b) Each notice pursuant to this Section 7.14 shall be accompanied by a statement on behalf of the Company or Investor by the Chief Executive Officer, President or Chief Financial Officer of the Company or Investor, as applicable, setting forth details of the occurrence referred to therein, stating what action the Company or the Investor proposes to take with respect thereto, the Company officer responsible for such action and the timetable with respect to such action.

     7.12 Board of Directors; Expenses for Board Members. The Company,
          ----------------------------------------------
Shareholders and Investor shall cause the Board of Directors of each Company and Investor to consist of at least one individual designated by CGH until the next annual meeting of the shareholders. CGH's initial designee shall be James R. Rinella. The Company or the Investor shall reimburse CGH's designee on the Board of Directors for all out-of-pocket expenses related to attendance of directors meetings or other related director activities. The Company's and the Investor's Board of Directors shall meet monthly.

     7.13 Dividends.  At any time,  the Extraordinary Shareholders Meeting of
          ---------
the Company or Investor shall resolve on the determination to dividend to its shareholders all funds legally available therefor except such amounts as are reasonably determined by such Shareholders Meeting to be retained for capital expenditures and working capital reserves, according to what is provided the Bylaws.

     7.14 Financial Statements.  The Company and Investor shall provide CGH with
          --------------------
(i) monthly financial statements within 30 days after the end of each month and
(ii) audited financial statements within 120 days after the end of each fiscal year of the Company and Investor. The financial statements will be prepared in accordance with and GAAP. The annual financial statements will be audited by Arthur Andersen or another internationally recognized accounting firm acceptable to both the Company, the Investor and CGH. The Company and Investor shall cause all its financial statements monthly, quarterly and annual to be converted to US GAAP.

     7.15 Related Party Transaction.  Without the unanimous consent of all
          -------------------------
members of the Company's or Investor's Board of Directors, as the case may be, the Company and the Investor will not (i) increase the compensation paid to any of officer, director or owner of five percent or more of the Company's or Investor's outstanding capital stock (each an "Insider") or (ii) pay for any expenses of any Insider (or any Affiliate of an Insider) relating to personal assets of such Insider or Affiliate except to the extent such assets are used by or for the benefit of the Company and the Investor.

     7.16 Budgets.  On or before July 31 of each year, the Company and Investor
          -------
shall prepare and submit for review and approval by CGH a detailed month-by-month budget (including projected capital expenditures, operating costs and revenues, and scheduled debt payments) for the next calendar year.

     7.17 Indebtedness.  Without the prior written consent of CGH, the Company
          ------------
and the Investor shall not incur in any Indebtedness other than Indebtedness incurred in the ordinary course of business of the Company and Investor and that, in the aggregate, does not exceed US$250,000.

     7.18 New Lines of Business. Neither the Company nor the Investor shall,
          ---------------------
without the prior written consent of CGH, engage in any material activity in any line of business other than the Company's Line of Business, or in the case of Investor, being a holder of stock in the Company.

8.   SURVIVAL

     All covenants, agreements, representations and warranties and other statements of the Company, Investor and the Shareholders made herein and in the certificates, lists, exhibits, attachments, schedules or other written information delivered or furnished to CGH and Investor in connection herewith shall be deemed to have been relied upon by CGH and Investor in making their decision to enter into this Agreement and the Related Agreements, and, except as may be provided otherwise in this Agreement, shall survive the execution and delivery of this Agreement, the Closing, the delivery of the Shares, and any investigation at any time (or any statement as to the results thereof) made by or on behalf of CGH and Investor and shall remain in full force and effect, and shall bind the Company's and Investors successors and assigns, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of CGH's successors and assigns and to transferees of the Shares, whether so expressed or not.

9.   INDEMNIFICATION

     9.1  Indemnification from the Company and Investor.
          ---------------------------------------------

          (a) Without limitation of any other provision of this Agreement, the Company and Investor agree to defend, indemnify and hold CGH and their Affiliates and their respective direct and indirect partners, members, shareholders, directors, officers, employees and agents and each person who controls any of them (parties receiving the benefit of the indemnification provisions herein shall be referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party") harmless from and against any and all losses, claims, damages, obligations, liens, assessments, judgments, fines, liabilities, and other costs and expenses, including, without limitation, interest, penalties and any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred, and including any diminution in the value of the of any kind or nature whatsoever (collectively, "Liabilities") that may be sustained or suffered by any such Indemnified Party, based upon, arising out of, by reason of or otherwise in respect of or in connection with (i) any material inaccuracy in, or breach of, any representation or warranty made by the Company or Investor in this Agreement, in any of the Related Agreements, or in any other agreement, instrument or other document delivered pursuant to this Agreement or the Related Agreements, (ii) any material breach of any covenant or agreement made by the Company and Investor in this Agreement in any of the Related Agreements, or in any other agreement, instrument or other document delivered pursuant to this Agreement or the Related Agreements, (iii) any liability or penalty for failure of the Company or Investor to pay any applicable taxes due and owing prior to the Closing Date; (iv) any third party or governmental action relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by an Indemnified Party as shareholder, director, agent, representative or controlling person of the Company or Investor, including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same may be incurred) arising or alleged to arise under any domestic or foreign federal or state statutory law or regulation, at common law or otherwise, including without limitation any such claim alleging so-called control person liability or securities law liability, (v) any third party claims that the terms of this Agreement violate any preexisting understandings or arrangements with the Company or Investor, (vi) any claims by the Company or Investor or any third party relating to any promises, alleged promises, verbal commitments, written commitments or the like alleged to have been made by CGH that are not reflected in the terms of this Agreement or the Related Agreements, or (vii) any and all claims based upon, relating to, or arising out of CGH's status as shareholders of the Company and Investor and the existence or exercise of the rights and powers of CGH under this Agreement or the Related Agreements; provided, however,
                                                              --------  -------
that the Company and Investor will not be liable to an Indemnified Party (A) to the extent that it is finally judicially determined that such Liabilities resulted from the willful misconduct or gross negligence of such Indemnified Party; or (B) to the extent that it is finally judicially determined that such Liabilities resulted from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or the Related Agreements; provided, further, that
                                                       --------  -------
if and to the extent that such indemnification is unenforceable for any reason, the Company and Investor shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

          (b) The indemnification and contribution provided for in this Section
9.1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties or any officer, director, partner, employee, agent or controlling person of the Indemnified Parties.

          (c) The Company and Investor, as the case may be, agrees to pay any and all stamp, transfer and other similar taxes, if any, payable or determined to be payable in connection with the execution and delivery of this Agreement and the issuance of the Shares.

     9.2  Notification.  Each Indemnified Party under this Section 9 shall
          ------------
promptly, after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company or Investor, as the case may be, under this Section 9, notify the Company or Investor, as the case may be, in writing of the commencement thereof. The failure of any Indemnified Party to so notify the Company or Investor of any such action shall not relieve the such party from any liability which it may have to such Indemnified Party under this Section 9 except to the extent that such failure to notify results in a loss of a material defense of such Indemnified Party or in actual prejudice due to such action. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and such Indemnified Party shall notify the Company and the Investor of the commencement thereof, the Company and Investor, as applicable, shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its
                     --------  -------
own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Company, or Investor on the one hand and an Indemnified Party on the other hand is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's or Investor's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to the Company or Investor, as applicable, a conflict or potential conflict exists between the Company or Investor, as applicable, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. Each of the Company and Investor agree that it will not, without the prior written consent of CGH (such consent not to be unreasonably withheld), settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of CGH and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

10.  MISCELLANEOUS PROVISIONS
     ------------------------

     10.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing Date:

          (a) by the mutual written consent of CGH, the Investor, the Shareholders and the Company;

          (b) by either CGH or the Company if the Closing shall not have occurred prior to May 31, 1998 (the "Termination Date") unless such Termination Date is extended by mutual written consent of CGH and the Company, provided that
                                                                   --------
the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Closing to have occurred by the Termination Date.

     10.2 Modifications and Waivers.  This Agreement may not be amended or
          -------------------------
modified, nor may the rights of any party be waived, except by a written document that is executed by CGH, Investor and the Company.

     10.3 Assignment.  This Agreement is and shall be binding upon and inure to
          ----------
the benefit of the parties and their respective successors and permitted assigns. Neither party may assign the Agreement to any third party without the prior written consent of the other parties.

     10.4 Rights and Obligations of Third Parties.  Nothing in this Agreement,
          ---------------------------------------
whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third parties to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action against any party to this Agreement.

     10.5 Notices.  Any notice, request, consent, or other communication
          -------
hereunder shall be in writing, and shall be sent by one of the following means:
(a) by registered or certified first class mail, postage prepaid, return receipt requested; (b) by facsimile transmission with confirmation of receipt; (c) by overnight courier service; or (d) by personal delivery, and shall be properly addressed as follows:

          If to the Company to:

               GREENVER S.A. DE C.V.
               INVERNADEROS LA PEQUENA JOLLA, S.A. DE C.V.
               Allende y Aquiles Serdan streets s/n 2 (degrees) Piso, Col. Centro, La Paz, Baja California Sur
               C.P. 23000, Mexico,
               Facsimile:  011-52-67-171237
               Attention:  Mr. Guillermo Batiz G.

          With a copy to:

               MR. MANUEL DIAZ SALAZAR
               Av. Obregon 636-6 Nte.
               Culiacan, Sinaloa, Mexico, C.P. 80100

               Facsimile:  011-52-67-130525

          If to CGH to:

               COLORADO GREENHOUSE HOLDINGS, INC.
               6811 Weld County Road 31
               Ft. Lupton, Colorado USA 80621
               Facsimile: (303) 857-4049
               Attention: James R. Rinella, Chief Executive Officer

          With a copy to:

               HOLME ROBERTS & OWEN LLP
               1401 Pearl Street, Suite 400
               Boulder, Colorado USA 80302
               Facsimile:  (303) 444-1063
               Attention: William R. Roberts, Esq.

or to such other address or addresses as the Company, CGH or Investor shall hereafter designate to the other party in writing. Notices sent by mail shall be effective five days after they are sent, and notices delivered personally, by facsimile or by courier shall be effective at the time of delivery thereof.

     10.6 Entire Agreement.  This Agreement, including the exhibits to the
          ----------------
Agreement, constitutes the entire agreement between the parties hereto in relation to the subject matter hereof. Any prior written or oral negotiations, correspondence, promises or understandings relating to the subject matter hereof, whether made by the Company, the Shareholders or CGH or Investor, shall be superseded by this Agreement and shall have no force or effect. The representations, warranties, covenants and agreements made herein shall survive any investigation made by CGH.

     10.7 Severability.  If any provision that is not essential to the
          ------------
effectuation of the basic purpose of this Agreement is determined by a court of competent jurisdiction to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of the remaining provisions of this Agreement.

     10.8 Headings.  The headings of the Sections of this Agreement are inserted
          --------
for convenience of reference only and shall not affect the construction or interpretation of any provisions hereof.

     10.9 Exhibits and Attachments.  The Exhibits and Attachments to this
          ------------------------
Agreement are a part of this Agreement for all purposes. Terms which are defined in this Agreement shall have the same meanings when used in such exhibits.

     10.10  Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

     10.11  Expenses. Each party shall bear its own expenses incurred in
            --------
connection with the transactions contemplated hereby.

     10.12  Governing Law. This Agreement shall be construed in accordance with
            -------------
and governed by the laws of the State of Colorado (as applied to contracts entered into wholly within such state).

     10.13  Delays or Omissions. No delay or omission to exercise any right,
            -------------------
power, or remedy accruing to either party, upon any breach or default of the other party under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach of default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval on the part of either party of any breach or default by the other party under this Agreement, or any waiver of any provisions or conditions of this Agreement must be made in writing signed by the parties and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to either party, shall be cumulative and not alternative.

     10.14  Arbitration. Except as may be set forth in Section 9 hereof, the
            -----------
parties hereby covenant and agree that any legal suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that either a CGH, Investor, the Shareholders or the Company may now have or at any time in the future claim to have based in whole or in part, or arising from or out of or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "Disputes") shall be completely and finally settled by submission of any such Disputes to arbitration under the rules of the ICC. There shall be three arbitrators, with each party choosing one arbitrator and those two picking the third. Unless otherwise agreed by the parties all arbitration herein shall be conducted in San Diego, California. Arbitration shall be conducted in English language. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The prevailing party in any such action shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants, and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action, together with any such fees which may be incurred in enforcing any award of judgment.

     10.15  Additional Subscription Option.  CGH shall have the option
            ------------------------------
exercisable on 60 days prior written notice to request to subscribe and pay for a sufficient amount of additional capital stock of Investor so that after such issuance CGH shall own up to 50% of the outstanding capital stock of Investor. If such request is granted by Investor the price for such stock shall be determined by mutual agreement of CGH and Investor.

                           [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the undersigned have executed this Series A Preferred Stock Purchase Agreement by an authorized representative as of the day and year first above written.

                                        COMPANY:

                                        GREENVER, S.A. DE C.V.


                                        By: /s/ Raul Guillermo Batiz Guillen
                                           ------------------------------------
                                        Name:   Raul Guillermo Batiz Guillen
                                        Title:  attorney-in-fact

                                        INVERNADEROS LA PEQUENA
                                        JOLLA, S.A. DE C.V.


                                        By: /s/ Raul Guillermo Batiz Guillen
                                           ------------------------------------
                                        Name:   Raul Guillermo Batiz Guillen
                                        Title:  attorney-in-fact


                                        CGH:

                                        COLORADO GREENHOUSE HOLDINGS, INC.


                                        By: /s/ James R. Rinella
                                           ------------------------------------
                                        Name:  James R. Rinella
                                        Title: Chief Executive Officer

                                        INVESTOR:

                                        GRUPO BATIZ CGH, S.A. DE C.V.


                                        By: /s/ Jorge Guillermo Batiz Guillen
                                           ------------------------------------
                                        Name:  Jorge Guillermo Batiz Guillen
                                             ----------------------------------
                                        Title: Chief Executive Officer
                                              ---------------------------------

                                        SHAREHOLDERS


                                        /s/ [ILLEGIBLE]
                                        ------------------------------------
                                        Gabriela Maria Batiz Gamboa


                                        /s/ [ILLEGIBLE]
                                        ------------------------------------
                                        Ricardo Batiz Gamboa


                                        /s/ [ILLEGIBLE]
                                        ------------------------------------
                                        Angela Maria Batiz


                                        /s/ [ILLEGIBLE]
                                        ------------------------------------
                                        Raul Guillermo Batiz Gamboa


                                        /s/ [ILLEGIBLE]
                                        ------------------------------------
                                        Olga Elena Batiz Esquer


                                        /s/ [ILLEGIBLE]
                                        ------------------------------------
                                        Gerardo Batiz Esquer


                                        /s/ [ILLEGIBLE]
                                        ------------------------------------
                                        Silvia del Carmen Batiz Esquer


                                        /s/ [ILLEGIBLE]
                                        ------------------------------------
                                        Jorge Guillermo Batiz Esquer


                                        /s/ [ILLEGIBLE]
                                        ------------------------------------
                                        Raul Guillermo Batiz Guillen


                                        /s/ [ILLEGIBLE]
                                        ------------------------------------
                                        Jorge Guillermo Batiz Guillen

                                   EXHIBITS


Exhibit A      -Bylaws of Grupo Batiz CGH, S.A. de C.V.
Exhibit B      -Disclosure Schedule
Exhibit C      -Marketing Agreement
Exhibit D      -Form of Opinion of Company Counsel
Exhibit E      -Form of Employment Agreement
Exhibit F      -Audited Financial Statements for the fiscal year of ended December 31, 1997
Exhibit G      -Shareholders Agreement
Attachment 1   -Description and list of Shareholders
Attachment 2   -Description of the Shares